AMENDED AND RESTATED BY-LAWS
of
AURORA OIL & GAS CORPORATION
(a Utah corporation)

ARTICLE I

NAME, SEAL AND OFFICES, ETC.

Section 1. Name: The name of the corporation is Aurora Oil & Gas Corporation.

Section 2. Seal: The seal of the corporation shall be in such form as the Board of Directors shall from time to time prescribe.

Section 3. Offices: The registered office of the corporation shall be in the City of Salt Lake, State of Utah, or in any nearby town. The corporation may also have offices at such other places within or without the State of Utah as the Board of Directors may from time to time establish.

Section 4. Book of By-Laws: These By-Laws shall be recorded in a book kept in the in the office of the corporate secretary, to be known as the Book of By-Laws, and no By Laws, or repeal or amendment thereof, shall take effect until so recorded in such book. Said book may be inspected at said office by the public during office hours of each day except holidays.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meetings of Shareholders: The annual meeting of the Shareholders for the election of Directors and for such other business as may be laid before such meeting shall be held in the registered office of the corporation, or at such other place within or without the State of Utah as the Board of Directors may from time to time appoint, no later than the end of the month of August. Any corporate business may be transacted at such meeting.

Section 2. Special Meetings of Shareholders: Special meetings of the Shareholders may be called at any time by the Board of Directors, and the Shareholders may meet at any convenient place, within or without the State of Utah, designated in the call for such meeting. If more than eighteen months are allowed to elapse without the annual Shareholders meeting being held, any Shareholder may call such meeting to be held at the registered office of the corporation. At any time, upon written request of any Director or any Shareholder or Shareholders holding in the aggregate one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a special meeting of Shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the Director or Shareholder or Shareholders making the request may do so.

Section 3. Adjourned Meetings: An adjournment or adjournments of any annual or special meeting may be taken without a new notice being given.

Section 4. Notice of Meetings: A written notice of the time, place and purpose of meetings, including annual meetings, shall be given by the Secretary or other person authorized so to do, to all stockholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting. If such written notice is placed in the United States mail, postage prepaid, addressed to a Shareholder at his last known, post office address, notice shall be deemed to have been given him.

Section 5. Waiver of Notice: Notice of time, place and purpose of any meeting of Shareholders may be waived by the written assent of a Shareholder entitled to notice, filed with or entered upon the records of the meeting before or after the holding thereof.

Section 6. Action Without Formal Meeting: Any action which, under any provision of the Laws of Utah, or the Articles or By-Laws, may be taken at a meeting of Shareholders, may be taken without a meeting if authorized by a writing signed by a majority of the holders of shares who would be entitled to notice of a meeting for such purpose. Whenever a certificate in respect to any such action, is required by the Laws of Utah to be filed in the office of the County Recorder or in the office of the Secretary of State, the officers signing the same shall therein state that the action was authorized in the manner aforesaid.

Section 7. Waiver of Invalid Call or Notice: When all the Shareholders of this corporation are present at any meeting, however called or notified, and sign a written consent thereto on the record of such meeting, the doings of such meeting are as valid as if had at a meeting legally called and notified.

Section 8. Voting: Every Shareholder shall have the right at every Shareholders meeting to one vote for every share of stock standing in his or her name on the books of the Corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting. The Board of Directors may fix a time not more than 70 days prior to the date of any meeting of the shareholders as the record date as of which shareholders entitled to notice of and to vote at such meeting shall be determined. At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the shareholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or transfer agent, shall be furnished, which list shall be open to the inspection of the stockholders. Shareholders may vote at all meetings, either in person or by proxy appointed by instrument in writing, subscribed by the Shareholders or his duly authorized attorney in fact, executed and filed with, the Secretary not less than one day before the meeting which shall be named therein. Shareholders may also be represented at all meetings by persons holding general power of attorney. At least twenty-four hours prior to any meeting, powers of attorney or proxies shall be submitted to the Secretary for examination. The certificate of the Secretary as to the regularity of such powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting or for organizing the same, and for all other purposes.

Section 9. Quorum: Except as otherwise provided in the Articles of Incorporation at any meeting of the Shareholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all Shareholders shall constitute a quorum: The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a Shareholders meeting cannot be organized because a quorum has not attended, those Shareholders present may adjourn the meeting to such time and place as they may determine, but in case of any meeting called for the election for Directors those who attend the second of such adjourned meetings, though less than a majority of the voting powers of all shareholders, shall nevertheless, constitute a quorum for the purpose of electing Directors. Whenever all Shareholders entitled to vote at any meeting consent, either by writing on the records of the meeting or filed with the Secretary of the Corporation, or by presence at such meeting, an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection from want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all the Shareholders having the right to vote at such meeting and such consent or approval of Shareholders may be by proxy or power of attorney in writing.

ARTICLE III

DIRECTORS

Section 1. Number and Term: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or as may be provided in the Articles of Incorporation. Directors need not be stockholders. The number of Directors constituting the Board of Directors shall be not greater than ten (10) nor fewer than three (3), as fixed from time to time in these by-laws or by action of the Board of Directors or by action of the stockholders. Except as and to the extent the Articles of Incorporation may grant any class or series of stock the right to elect one or more directors, the Directors shall be elected at the annual meeting of the stockholders or as otherwise contemplated by these bylaws, and each Director shall be elected to serve until his or her successor shall be elected and shall qualify, or until his or her earlier resignation or removal.

Section 2. Nominations. Candidates for the Board of Directors shall be nominated only pursuant to the procedure provided in the corporation’s Nominating and Corporate Governance Committee Charter, as it may be amended from time to time by the Board of Directors. Shareholders may propose nominees for director positions to the corporation’s Nominating and Corporate Governance Committee at the times specified in the corporation’s proxy statement for the previous annual meeting of the Shareholders, or if no time is so specified, no later than the end of the corporation’s last fiscal year prior to the date of the annual meeting of the Shareholders at which the directors will stand for election. The Nominating and Corporate Governance Committee is not required to place any name proposed by a Shareholder into nomination for a director position.

Section 3. Annual Meetings: The Board of Directors may hold its first annual meeting and all subsequent annual meetings after its election by the Shareholders, without notice and at such place within or without the State of Utah as the Board of Directors may from time to time appoint, for the purpose of organization, the election of officers, and the transaction of other business. At such meetings the Board shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents, an Assistant Secretary and an Assistant Treasurer.

Section 4. Special Meetings: Special meetings of the Board of Directors may be called by the President or any Vice-President or by any two members of the Board of Directors.

Section 5. Notice of Meetings: Notice of all Director's meetings, except as herein otherwise provided, shall be given either by mail, telephone, telegraph, e-mail or personal service of notice, oral or written, at such time or times as the person or persons calling the meeting may deem reasonable, but in no event upon less than three days notice for any meeting the notice of which shall be given by mail, and in no event upon less than 24 hours notice for any meeting the notice of which shall be given by telephone, telegraph or e-mail. Special meetings of the Board may be held at such place within or without the State of Utah as the Board of Directors may from time to time appoint. Notice of any meeting may be waived by any Director entitled to notice before or after the holding thereof by his written or oral assent and the presence of any Director at any meeting, even though without any notice, shall constitute a waiver of notice. Unless otherwise indicated in the notice thereof any and all business may be transacted at any Director's meeting.

Section 6. Quorum: At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided for herein (including, but not limited to, as contemplated in the second sentence of Section 7 of this Article) or by law. If at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice to any absent Director.

Section 7. Removal: A Director may be removed either with or without cause, by two-thirds of the vote of the Shareholders at a special meeting called for that purpose.

Section 8. Resignations; Removals; Vacancies: Any Director may resign at any time upon written notice to the Board of Directors or to the President or a Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors (other than any Directors elected in the manner described in the next sentence) or from any other cause (a) may be filled by a majority of the Directors then in office, although less than a quorum or fewer than three Directors, or by the sole remaining Director, as applicable, or (b) may be filled by the shareholders of the corporation at the next annual meeting thereof. Whenever the holders of any class or classes of stock or series thereof are entitled by the Articles of Incorporation to elect one or more Directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the Directors elected by such class or classes or series then in office, or by the sole remaining Director so elected, or by the holders of such class or classes of stock or series thereof. Any Director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of Directors of the Director which such Director replaced or the class of Directors to which such Director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 9. Powers: All the corporate powers, except such as are otherwise provided for in the Articles of Incorporation, in these By-Laws and by the laws of the State of Utah, shall be, and are, hereby vested in and shall be exercised by the Board of Directors.

Section 10. Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute Committees to serve during the pleasure of the Board, which Committees shall have and exercise the authority of the Board in the management of the business of the corporation to the extent authorized by said resolution. Such Committees may also be constituted to meet the regulatory requirements of the various government entities as well as the requirements of the various stock exchanges. All action taken by such Committees shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; providing, however, that no rights or acts of third parties shall be affected by any such revision or alteration. A majority of the Committee members present at a meeting thereof shall constitute a quorum. Vacancies in the Committees shall be filled by the Board of Directors. Each Committee shall fix its own rules of procedure including the time and place of and method or manner off calling meetings thereof.

ARTICLE IV

OFFICERS

Section 1. Officers: The Officers of the Corporation shall be a President, Secretary and Treasurer, and in the discretion of the Board of Directors, a Chairperson of the Board, a Vice Chairperson of the Board, one or more Vice Presidents, an Assistant Secretary and an Assistant Treasurer, each of whom shall be elected at a meeting of and by the Board of Directors.

Any Officers may resign by mailing a notice of resignation to the President or Secretary of the Corporation, or to the registered office of the Corporation, or such other office as may be designated by the Board of Directors. To the extent permitted by law, the resignation shall become effective at the time designated in the notice of resignation, but in no event earlier than its receipt by the Secretary or Assistant Secretary of the Corporation.

In case of a vacancy of any of said offices for any reason, the Board of Directors shall at any regular or special meeting elect a successor who shall hold office for the unexpired term of the predecessor. Any two of the offices may be combined in one person.

The Board of Directors may appoint such other Officers and Agents as may be necessary for the business of the Corporation.

Any Officer or Agent may be removed by the Board of Directors whenever in its judgment the interest of the Corporation may be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

Section 2. Chairperson of the Board: The Chairperson of the Board shall serve as the chairperson and presiding officer at all meetings of the stockholders and Board of Directors, and shall have such other duties as prescribed by the Board of Directors.

Section 3. Vice Chairperson of the Board: The Vice Chairperson of the Board shall serve as the chairperson and presiding officer in the absence of the Chairperson of the Board at meetings of the stockholders and Board of Directors, and shall have such other duties as prescribed by the Board of Directors.

Section 4. President: The President is the chief executive officer of the Corporation. The President is in charge of the general and day-to-day management of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all deeds, mortgages, bonds or documents authorized by the Board of Directors, and shall sign as President, all certificates of stock, all contracts and other instruments in writing, excepting only those which are specifically provided to be signed by others. The President shall from time to time as requested report to the Board all the matters within the President’s knowledge of interest to the Corporation, and shall also perform such duties as may be required by the State of Utah, these Bylaws, and by order of the Board of Directors.

Section 5. Vice President: The Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the President during the absence or disability of the President. In the event that more than one Vice President is elected, the order of succession to the President’s responsibility shall be established by the Board of Directors, or in the absence of Board action, the order of succession shall be determined based on the title reflective of the highest position, or in the event that title reflects equality, the order of succession shall be in the order of seniority based on date of hire. The Board of Directors or the President shall prescribe any other duties to be performed by the Vice Presidents.

Section 6. Treasurer: The Treasurer shall be custodian of the Corporation’s money and securities, and shall deposit and withdraw the same in the Corporation’s name as directed by the Board of Directors. The Treasurer shall keep a record of all of the Corporation’s accounts and report to the Board of Directors as requested.

Section 7. Secretary: The Secretary shall keep a record of the meetings and Board of Directors. The Secretary shall keep the books of certificates of stock, fill out and sign all certificates of stock issued, and make corresponding entries on the margin or stub of such book. The Secretary shall keep a debit and credit form, showing the number of shares issued to and transferred by the Shareholders, and the dates thereof. The Secretary shall keep the corporate seal and shall affix the same to certificates of stock and other corporate instruments, and shall make such acknowledgements as shall be prescribed by the Board of Directors. The Secretary shall give or cause to be given notice of all meetings of Shareholders and Board of Directors, and all other notices required by the laws of the State of Utah or these Bylaws.

Section 8. Assistant Treasurer and Assistant Secretary: The Assistant Treasurer and Assistant Secretary shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary respectively, in the absence or disability of the Treasurer and Secretary, as the case may be.

Section 9. Salary: The salaries of all Officers shall be fixed by the Board of Directors, and the fact that any Officer is a director, shall not preclude that Officer from receiving a salary or voting on the resolution providing for the same.

ARTICLE V

STOCK

Section 1. Evidence of Stock Ownership: Each shareholder shall be entitled, at the shareholder’s election, to hold the stock of the Corporation as an uncertificated security, or in the form of a paper stock certificate. Any paper stock certificate issued by the Corporation shall be signed by the President and the Secretary, or by such other officers as are authorized by these By-Laws or by the Board of Directors. When any paper stock certificate is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal upon certification may be facsimiles, engraved or printed.

If a shareholder elects to hold the stock of the Corporation without a certificate, within a reasonable time after the issuance or transfer of the shares without certificates, the Corporation shall send the shareholder a written information statement: identifying the Corporation and that it is a Utah corporation; stating the name of the person in whose name the shares are issued; stating the number and class of shares issued, and the designation of the series, if any; if the shares being issued have any special designations, preferences, limitations, and rights other than those normally applicable to common stock, a notice to that effect with a promise to furnish the shareholder this information on written request and without charge; and stating any applicable restrictions on transfer or on registration of transfer.

Section 2. Transfer of Shares: Transfer of shares of stock shall be made on the books of the corporation only by the holder in person or by written power of attorney duly executed and witnessed and upon surrender of the certificate or certificates of such shares.

Section 3. Transfer Agent and Registrar: The Board of Directors may appoint either a transfer agent or registrar, or both of them.

Section 4. Stock Transfer Books: The Stock Transfer Books of the Corporation may not be closed at any time for any purpose.

Section 5. Lost or Destroyed Certificates: In case of loss or destruction of a certificate of stock of this Corporation, another certificate may be issued in its place upon proof of such loss or destruction and the giving of a bond of indemnity or other security satisfactory to the Board of Directors.

In the case of shares bearing a restrictive legend, no bond of indemnity is necessary, however an affidavit stating the shares were lost shall be required, as well as the payment of all transfer and special fees by the party responsible for the loss. The Company shall then order the replacement of the certificates as well as the cancellation of the reported lost certificate(s).

ARTICLE VI

REPEAL OR AMENDMENT OF BY-LAWS

Section 1. By the Shareholders: The power to make, amend or repeal By-Laws shall be in the Shareholders, and the By-Laws may be repealed or amended or new By-Laws may be adopted at any annual Shareholders' meeting, or at any special meeting of the Shareholders called for that purpose, by a vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate required by law to be acknowledged of the holders of a majority of the allotted shares, which written consent may be in one or more instruments.

Section 2. By the Directors: Subject to the power of the Shareholders to make, amend or repeal any By-Laws made by the Board of Directors, a majority of the whole Board of Directors at any meeting thereof shall have the power to adopt, repeal, and amend these By-Laws and to adopt additional By-Laws.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The corporation shall indemnify any person, to the fullest extent permitted by Utah law, against all judgments, payments in settlement, fines and other reasonable costs and expenses (including attorneys fees) incurred by that person in connection with the defense of any action, suit or proceeding, which is brought or threatened to be brought, in which that person is a part or is otherwise involved because that person was or is a director or officer of the corporation or any affiliate of the corporation. This right of indemnification shall include the right to receive an advance for the payment of defense expenses to the extent permitted by Utah law. This right of indemnification shall continue as to a person who ceases to be a director or officer of the corporation, and shall inure to the benefit of that person’s estate.

The foregoing Amended and Restated By-Laws include amendments adopted by the Board of Directors of the corporation through June 1, 2007.